UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

WATERMARK LODGING TRUST, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

WATERMARK LODGING TRUST, INC.

150 N. Riverside Plaza

Chicago, Illinois 60606

SUPPLEMENT TO PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 9, 2022

This is a supplement to the definitive proxy statement (the "Proxy Statement") of Watermark Lodging Trust, Inc. (the "Company"), dated June 15, 2022, furnished to stockholders of the Company in connection with the solicitation of proxies for use at the special meeting of stockholders to be held on September 9, 2022, at 9:00 a.m., Central Time, via live webcast at www.virtualshareholdermeeting.com/WLT2022SM in connection with the proposed merger of Ruby Merger Sub I LLC with and into the Company, contemplated by the Agreement and Plan of Merger, dated as of May 6, 2022, by and among the Company, CWI 2 OP, LP, and affiliates of private real estate funds managed by affiliates of Brookfield Asset Management Inc.

This supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about September 2, 2022.

No action in connection with this supplement is required by any stockholder who has previously delivered a proxy.

Litigation Relating to the Merger

Two complaints related to the proposed merger have been filed through September 1, 2022, by purported stockholders of the Company: Orene Esposito v. Watermark Lodging Trust, Inc., et al., No. 1:22-cv-03110 (N.D. Ill. June 14, 2022); and Mara Lynn Harris v. Watermark Lodging Trust, Inc., et al., No. 1:22-cv-03163 (N.D. Ill. June 15, 2022). Additionally, the Company has received a draft complaint and demand letters from counsel representing other purported stockholders of the Company.

The complaints and letters allege, among other things, that the Proxy Statement contains materially incomplete and misleading information as to certain matters, and the complaints seek, among other things, to enjoin the defendants from proceeding with the stockholder vote on the proposed merger or consummating the proposed merger unless and until the Company discloses certain allegedly material information to the stockholders.

The Company believes that the claims asserted are without merit and that no further disclosures are required under applicable laws. Nothing in this supplement shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations that any additional disclosure was or is required.

Supplemental Disclosures to Proxy Statement

The following additional disclosures (the "Supplemental Disclosures") supplement and should be read in conjunction with the disclosures contained in the Proxy Statement, which should be read in its entirety. To the extent that information set forth in the Supplemental Disclosures updates or otherwise differs from information contained in the Proxy Statement, such information set forth in the Supplemental Disclosures shall supplement or supersede such information contained in the Proxy Statement. All page references in the Supplemental Disclosures are to the Proxy Statement, and terms used but not otherwise defined herein have the meanings ascribed to such terms in the Proxy Statement.

The following disclosure is added on page 28 of the Proxy Statement as a new ninth paragraph in the section entitled "The Merger—Background of the Merger":

Following the meeting on September 28, 2021, at which our board of directors authorized our chief executive officer to implement retention arrangements for key employees whose assistance would be needed in connection with a transaction process, we worked with Clifford Chance to prepare documentation for the retention arrangements. A written retention plan and individual award agreements for Messrs. Brendan Medzigian and Samuel Zinsmaster were executed on November 10, 2021 and amended effective June 17, 2022 to implement the retention and severance arrangements agreed with Brookfield. For more information, see page 45 of the Proxy Statement under the section entitled "Interests of Our Directors and Executive Officers in the Merger—Summary of Terms: Transition Employment." As noted on page 29 of the Proxy Statement, our board authorized the commencement of a formal transaction process at a meeting on October 20, 2021 and we executed an engagement letter with Morgan Stanley to act as our financial advisor on November 11, 2021. Our board retained Morgan Stanley based on its qualifications and its knowledge of the company. Morgan Stanley served as the financial advisor to the special committee of the board of directors of our predecessor CWI 2 in connection with the merger of CWI 1 and CWI 2 that closed in April 2020. As noted on page 43, Morgan Stanley has also provided financial advisory and financing services to the Parent Entities or their respective affiliates during the two years preceding the date of delivery of Morgan Stanley's fairness opinion to the Company's board of directors.

The following disclosure is added on page 30 of the Proxy Statement as a new sixteenth paragraph in the section entitled "The Merger—Background of the Merger":

Each of the 27 confidentiality agreements that we entered into with potential bidders during the course of our process contained standstill provisions. The standstill obligations in 11 of the confidentiality agreements automatically terminated when we entered into a definitive merger agreement with Brookfield. None of the standstill obligations was subject to a "don't ask, don't waive" provision that would have barred the potential bidder from asking us to waive the standstill obligation.

The following disclosure is added on page 30 of the Proxy Statement, immediately after the third sentence of the twenty-third full paragraph of the section entitled "The Merger—Background of the Merger":

Morgan Stanley noted that, following disruption and slowdown associated with the COVID-19 variant Omicron during the period from December 2021 to February 2022, it appeared that operating metrics and bookings in the travel and lodging industry were generally beginning to recover. In addition, Morgan Stanley noted the general expectation at such time that the broader travel environment was set to experience stronger leisure demand and rebounding business and group travel demand over the following 3–6 months. However, Morgan Stanley also noted that the macroeconomic environment had materially deteriorated since the engagement of Morgan Stanley in November 2021 as the exclusive financial advisor to the Company in connection with our board of directors' evaluation of a possible transaction. Among other things, Morgan Stanley noted the challenges that may be associated with consummating a transaction against the backdrop of a decline in the equity markets as well as materially increased interest rates.

The following disclosure is added on page 31 of the Proxy Statement as a new twenty-seventh paragraph in the section entitled "The Merger—Background of the Merger":

Our board of directors did not authorize any discussions or negotiations regarding management retention, severance or post-closing employment or advisory arrangements with any bidders other than Brookfield, and no such discussions or negotiations took place. The board only authorized such discussions and negotiations to occur with Brookfield at the board's meeting on April 28, 2022, after the board had concluded that Brookfield's offer price of $6.75 was acceptable. Those discussions and negotiations occurred during the period of April 29 to May 5, 2022.

The following disclosure is added on page 35 of the Proxy Statement, immediately after the last sentence of the second full paragraph of the section entitled "The Merger—Unaudited Prospective Financial Information":

In conducting its analysis, Morgan Stanley reviewed certain operating metrics provided by the Company's management, including historical and projected occupancy rates, Average Daily Rate (ADR), and Revenue Per Available Room (RevPAR). Based on information provided by the Company's management, Morgan Stanley observed that, in 2021, the occupancy rate of the Company's portfolio was ~50% with RevPAR of $138, compared to ~75% with RevPAR of $198 in 2019. In addition, based on information provided by the Company's management, Morgan Stanley noted that the Company's occupancy rates were projected to increase to ~65% in 2022 and ~75% in 2023.

The disclosure on pages 40–41 of the Proxy Statement, last sentence of the first full paragraph of the section entitled "The Merger—Opinion of Our Financial Advisor—Public Trading Comparables Analysis," is amended and restated as follows:

Morgan Stanley chose the following companies based on, among other things, knowledge of the lodging REIT industry and the similarity of the applicable target companies in the transactions to the company with respect to company portfolio, size, asset type, asset quality and geographic exposure and other characteristics that Morgan Stanley deemed relevant. For each of the selected companies, Morgan Stanley calculated the enterprise value as of April 29, 2022 as a multiple of the Street consensus estimates of earnings before interest, taxes, depreciation and amortization ("EBITDA") (the "EV/ EBITDA Multiple") for 2022 and 2023.

	EV / EBITDA Multiple
	2022E		2023E
DiamondRock Hospitality Company (NYSE: DRH)	17.0	x	13.6	x
Hersha Hospitality Trust (NYSE: HT)	15.1	x	13.3	x
Host Hotels & Resorts, Inc. (NASDAQ: HST)	16.9	x	13.1	x
Park Hotels & Resorts Inc. (NYSE: PK)	16.8	x	11.7	x
Pebblebrook Hotel Trust (NYSE: PEB)	19.4	x	14.3	x
Sunstone Hotel Investors, Inc. (NYSE: SHO)	17.9	x	13.4	x
Xenia Hotels & Resorts, Inc. (NYSE: XHR)	14.4	x	12.0	x

The following disclosure is added on page 42 of the Proxy Statement, immediately after the first full paragraph of the section entitled "The Merger—Opinion of Our Financial Advisor—Select Precedent M&A Transactions Analysis":

The following table sets forth the M&A multiples relating to the five selected precedent transactions that Morgan Stanley used for its analysis:

Acquiror/Target	Announcement Date	EV / NTM EBITDA
Park Hotels & Resorts Inc. / Chesapeake Lodging Trust	May 2019	14.7	x
Pebblebrook Hotel Trust / LaSalle Hotel Properties	September 2018	16.2	x
RLJ Lodging Trust / FelCor Lodging Trust Incorporated	April 2017	12.3	x
Bluesky Hotels and Resorts Inc. / InnVest Real Estate Investment Trust	May 2016	14.4	x
Blackstone Real Estate Advisors / Strategic Hotels & Resorts, Inc.	September 2015	16.0	x

The following disclosure is added on page 46 of the Proxy Statement as a new third paragraph in the section entitled "The Merger—Interests of Our Directors and Executive Officers in the Merger—Summary of Terms: Advisory Agreement":

The potential advisory agreement to be entered into with Watermark Capital Partners for periods after the closing of the mergers is solely at Brookfield's discretion. As discussed above and on page 31 of the Proxy Statement, Watermark Capital Partners is 100% owned by Michael Medzigian. For more information on Mr. Medzigian's beneficial ownership of our company through Watermark Capital Partners, which is comprised of an aggregate of 2,735,010 shares of Class A common stock, including shares issuable upon the exchange of Class A OP Units of the Partnership, see page 70 of the Proxy Statement under the section entitled "Security Ownership of Certain Beneficial Owners and Management." Mr. Medzigian's shares and Class A OP Units will be converted in the merger into the right to receive the same merger consideration of $6.768 per share of our Class A common stock that the holders of the Class A common stock will be entitled to receive in the merger.

—END OF SUPPLEMENT TO PROXY STATEMENT—

Additional Information and Where to Find It

This communication relates to the proposed merger transaction involving the Company. In connection with the proposed transaction, the Company has filed relevant materials with the Securities and Exchange Commission, including the Proxy Statement on Schedule 14A filed on June 15, 2022. This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC and send to the Company's stockholders in connection with the proposed transaction, as supplemented from time to time. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders are able to obtain free copies of the Proxy Statement and other documents filed by the Company with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company with the SEC will be available free of charge on the Company's website at www.watermarklodging.com, or by contacting the Company's Investor Relations Department at (855) WLT REIT (958-7348).

Participants in the Solicitation

The Company and its directors and executive officers may be considered participants in the solicitation of proxies with respect to the proposed transaction under the rules of the SEC. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K/A for the year ended December 31, 2021, which was filed with the SEC on April 27, 2022 and subsequent documents filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are also included in the Proxy Statement and other relevant materials filed with the SEC, as supplemented from time to time. Investors should read the Proxy Statement, as supplemented from time to time, carefully before making any voting or investment decisions.

Forward-Looking Statements

The forward-looking statements contained in this communication, including statements regarding the proposed transaction and the timing and benefits of such transaction, are subject to various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements contained herein are based on reasonable assumptions, there can be no assurance that such expectations will be achieved. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or other similar expressions. Such statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of the Company to differ materially from future results, performance or achievements projected or contemplated in the forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) risks associated with the Company's ability to obtain the stockholder approval required to consummate the merger and the timing of the closing of the merger, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the merger will not occur, (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the Agreement and Plan of Merger relating to the proposed transaction, (iii) unanticipated difficulties or expenditures relating to the transaction, the response of business partners and competitors to the announcement of the transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the transaction, (iv) the possible failure of the Company to maintain its qualification as a REIT, and (v) those additional risks and factors discussed in reports filed with the SEC by the Company from time to time, including those discussed under the heading "Risk Factors" in the Company's most recently filed Annual Report on Form 10-K/A, as updated by subsequent Quarterly Reports on Form 10-Q and other reports filed with the SEC. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should not place undue reliance upon forward-looking statements.